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                                                                    EXHIBIT 23.2

                              POLLET & RICHARDSON
                               a Law Corporation
                             10900 Wilshire Blvd.
                                   Suite 500
                         Los Angeles, California 90024
                              Tel (310) 208-1183
                              Fax (310) 208-1154



                                  May 9, 2000

Cell Robotics International, Inc.
2715 Broadbent Parkway, N.E.
Albuquerque, New Mexico 87107

      Re: S.E.C. Post-Effective Amendments on Form S-3 to Registrations Statements on Form SB-2
             -----------------------

Ladies and Gentlemen:

      We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Post-Effective Amendments on Form S-3 to Registration Statements on Form SB-2 to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Cell Robotics International, Inc., a Colorado corporation (the "Company"), in connection with the offerings by the Company described therein of an aggregate of (i) 5,175 of the Company's Redeemable Class A Warrants ("Class A Warrants"), (ii) 80,000 Redeemable Public Warrants ("Public Warrants") and (iii) 1,505,000 shares of the Company's common stock, $0.004 par value ("Common Stock"), pursuant to the exercise of certain Placement Agent's Warrants, the exercise of a Representative's Warrant, the exercise of Class A Warrants and the exercise of certain Public Warrants, as proposed and more fully described in such Registration Statement.

      We further consent to the reference in such Registration Statement to our having given such opinions.


                                Very truly yours,

                                POLLET & RICHARDSON
                                a Law Corporation